UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2023

BitNile Metaverse, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53361	30-0680177
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Pearl Parkway Suite 200, San Antonio, TX	78215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-762-7293

Ecoark Holdings, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZEST	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Explanatory Note

This Amendment to the Current Report on Form 8-K filed by BitNile Metaverse, Inc., formerly known as Ecoark Holdings, Inc. on March 17, 2023 is being filed solely to add Item 9.01 of Form 8-K and to include as a new Exhibit 3.1 a copy of the Articles of Merger referenced therein.

Except as described above, no other changes have been made to the Form 8-K, which continues to speak as of the date it was originally filed, and we have not updated the disclosures contained therein to reflect any events which occurred at a date subsequent to such date.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 15, 2023, following approval of the Board of Directors in accordance with Nevada law, Ecoark Holdings, Inc. (the “Company”) filed Articles of Merger with the Nevada Secretary of State, thereby merging a newly-formed shell corporation into the Company which was the surviving corporation. As permitted by Nevada law, pursuant to the merger the Company’s name was changed to BitNile Metaverse, Inc. The name change, which was effective immediately and is expected to be reflected on The Nasdaq Capital Market on or after March 21, 2023, was made in connection with the Company’s previously disclosed acquisition of BitNile.com, Inc. which closed on March 6, 2023.

A copy of the Articles of Merger pursuant to which the name change was effected is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
3.1	Articles of Merger
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

March 21, 2023	BitNile Metaverse, Inc.

	By:	/s/ Randy S. May
Randy S. May
Chief Executive Officer

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